UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 17, 2014
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2014, the Board of Directors of NIKE, Inc. (the "Company") appointed Michelle A. Peluso to serve as a Director of the Company.

Ms. Peluso, 42, is Chief Executive Officer of Gilt, www.gilt.com, an innovative online shopping destination offering its members special access to the most inspiring merchandise and experiences every day at insider prices. Prior to joining Gilt, she served as Global Consumer Chief Marketing and Internet Officer of Citigroup Inc. from 2009 to 2013, and from 2002 to 2009, Ms. Peluso held senior management positions at Travelocity.com LP, being appointed Chief Operating Officer in 2003, and President and Chief Executive Officer in 2004. Prior to joining Travelocity, in 1999 she founded Site59, an online travel site, serving as its Chief Executive Officer until its acquisition by Travelocity in 2002. Ms. Peluso has been a director of Gilt since 2009, and was also a director of OpenTable, Inc. from 2008 to 2012.

There was no arrangement or understanding pursuant to which Ms. Peluso was elected as a director, and there are no related party transactions between the Company and Ms. Peluso. Ms. Peluso will serve on the Company's Audit Committee and the Corporate Responsibility and Sustainability Committee.

Ms. Peluso will participate in the Company's standard director compensation program. The program generally in effect for the Company's current fiscal year ending May 31, 2014 is described in "Corporate Governance - Director Fees and Arrangements" in the Company's proxy statement for its 2013 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on July 30, 2013.

On April 17, 2014, the Company's Board of Directors approved two changes to the standard director compensation program, effectively changing the annual and initial equity awards from 7,000 stock options to $160,000 of restricted stock. The change to the initial equity award is effective April 17, 2014 and the change to the annual award is effective June 1, 2014.

In connection with these changes, the Compensation Committee of the Board of Directors awarded 2,162 shares of the Company's Class B Common Stock to Ms. Peluso on April 17, 2014, the date she was elected to the Board. The shares are subject to forfeiture in the event that Ms. Peluso's service as a director of the Company terminates prior to the first anniversary of the grant.

     The Company issued a press release on April 17, 2014 announcing the appointment of Ms. Peluso.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit 99.1                      Press Release dated April 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: April 21, 2014	By:	/s/ Donald W. Blair
Name Donald W. Blair
Title Chief Financial Officer